Delaware The First State Page 1 7801471 8100 Authentication: 203612535 SR# 20232840124 Date: 06-23-23 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SKILLZ INC.”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JUNE, A.D. 2023, AT 2:03 O`CLOCK P.M.